UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2012

Lions Gate Entertainment Corp.

(Exact name of registrant as specified in charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A

(Address of principal executive offices)
1055 West Hastings Street, Suite 2200
Vancouver, British Columbia V6E 2E9
and
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404

Registrant’s telephone number, including area code: (877) 848-3866

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Purchase Agreement

On January 13, 2012, Lions Gate Entertainment Corp. (the “Company,” “we” or “our”) and its indirect wholly owned subsidiaries, LGAC 1, LLC (“LGAC 1”) and LGAC 3, LLC (“LGAC 3”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Summit Entertainment, LLC (“Summit”), the members thereof (“Sellers”) and S Representative, LLC (as Sellers’ Representative), pursuant to which LGAC 1 and LGAC 3 acquired from Sellers on January 13, 2012 all of the membership interests of Summit.  The purchase price for the membership interests was or is payable as follows: (i) $343.5 million in cash was paid at closing; (ii) $49 million in shares of the Company’s common stock, no par value per share (the “Common Stock”), based on the volume weighted average trading price of the Common Stock on the New York Stock Exchange over the 30 trading days preceding the closing date of $8.3936, for an aggregate of 5,837,781 shares, was paid at closing; and (iii) an additional $20 million is payable at the Company’s election within 60 days of the date of the Purchase Agreement in cash, shares of Common Stock (based on the same volume weighted average trading price) or a combination thereof.  Also, under certain circumstances, Sellers are entitled to additional cash consideration of up to $7.5 million in cash depending on the extent to which domestic theatrical receipts in respect of the motion pictures The Twilight Saga: Breaking Dawn — Part 1 and/or The Twilight Saga: Breaking Dawn — Part 2 exceed prescribed thresholds.  No additional payments will be made with respect to this additional consideration unless and until the threshold amount has been reached.

The Purchase Agreement contains indemnification obligations of each party with respect to breaches of representations, warranties and covenants and certain other specified matters.  The Purchase Agreement was negotiated at arm’s length among representatives of the parties thereto.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The Purchase Agreement and the above description of the Purchase Agreement have been included to provide investors and securityholders with information regarding the terms of the Purchase Agreement. They are not intended to provide any other factual information about the Company, Summit or their respective subsidiaries and affiliates. The Purchase Agreement contains representations and warranties and covenants of each of Summit and Sellers, on the one hand, and the Company, LGAC 1 and LGAC 3, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties and the obligations embodied in those covenants are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Purchase Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and covenants set forth in the Purchase Agreement. Moreover, the representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Company, LGAC 1 and LGAC 3, on the one hand, and Sellers, on the other hand. Accordingly, you should read the representations and warranties and covenants in the Purchase Agreement not in isolation but only in conjunction with the other information about the Company, LGAC 1, LGAC 3, Summit, Sellers, and any of their respective subsidiaries or affiliates that the respective companies include in reports, statements and other filings they make with the Securities and Exchange Commission.

Credit Agreement

On January 13, 2012, Summit entered into a Credit, Security, Guaranty and Pledge Agreement (the “Credit Agreement”), among Summit, certain of its subsidiaries as guarantors, certain lenders specified therein, and JPMorgan Chase Bank, N.A. as administrative agent. The Credit Agreement provides for a four-and-a-half-year senior secured term loan to Summit in a principal amount of $500 million (the “Term Loan”), repayable in quarterly installments equal to $13.75 million, with the balance payable on the final maturity date.  The Term Loan is also repayable periodically to the extent of the excess cash flow generated by Summit and its subsidiaries.  All outstanding principal and interest under the Term Loan will be due and payable on September 7, 2016.  The obligations of Summit under the Credit Agreement are senior secured obligations and are guaranteed by certain of its subsidiaries.

The Term Loan bears interest by reference to a base rate or the LIBOR rate, in either case plus an applicable margin of 5.00% in the case of base rate loans and 6.00% in the case of LIBOR loans.  The proceeds of the Term Loan were used to repay loans, interest and fees owing under Summit’s prior Credit, Security Guaranty and Pledge Agreement, dated as of March 8, 2011, among Summit, the guarantors referred to therein and certain lenders (collectively, the “Prior Credit Facility”) and to pay transaction costs.  The Credit Agreement contains customary covenants, restrictions and events of default, including, but not limited to, maintenance of a minimum liquidity ratio and a minimum fixed charge coverage ratio and limitations on overhead expenses.

The Credit Agreement and related loan documents replace the Prior Credit Facility, including all commitments thereunder, which was terminated effective January 13, 2012. There were approximately $508 million in borrowings under the Prior Credit Facility.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On January 13, 2012, the Company, through LGAC 1 and LGAC 3, completed the acquisition of all of the membership interests of Summit, pursuant to the Purchase Agreement.  The nature and amount of consideration involved is set forth in Item 1.01 above.

Item 3.02  Unregistered Sales of Equity Securities.

On January 13, 2012, in connection with the Purchase Agreement, the Company (i) issued an aggregate of 5,837,781 shares of its Common Stock to Sellers as partial consideration for the acquisition of the membership interests in Summit and, (ii) agreed to issue, at the Company’s election, up to an additional $20 million payable within 60 days of the date of the Purchase Agreement in shares of Common Stock (based on the volume weighted average trading price of the Common Stock on the New York Stock Exchange over the 30 trading days preceding the closing date of $8.3936). These shares were or will be issued, as applicable, pursuant to the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), that is available for offers and sales to accredited investors pursuant to Rule 506 of Regulation D under the Securities Act and Section 4(2) of the Securities Act.

Item 8.01  Other Events.

On January 13, 2012, the Company and Summit issued a press release announcing the above-described transaction.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired

If required, the Company will file the financial statements of the business acquired under cover of Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.

(b)  Pro Forma Financial Information

If required, the Company will file pro forma financial information under cover of Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.

(d)  Exhibits

Exhibit No.	Description

2.1

Membership Interest Purchase Agreement, dated as of January 13, 2012, among Lions Gate Entertainment Corp., LGAC 1, LLC, LGAC 3, LLC, Summit Entertainment, LLC, S Representative, LLC and the several sellers party thereto.

99.1	Press release dated as of January 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2012	LIONS GATE ENTERTAINMENT CORP.

/s/ Wayne Levin
Wayne Levin
Executive Vice President & General Counsel

Exhibit No.	Description

2.1

Membership Interest Purchase Agreement, dated as of January 13, 2012, among Lions Gate Entertainment Corp., LGAC 1, LLC, LGAC 3, LLC, Summit Entertainment, LLC, S Representative, LLC and the several sellers party thereto.

99.1	Press release dated as of January 13, 2012.